WARRANT CERTIFICATE

                         ELEPHANT & CASTLE GROUP, INC.

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATIN IS NOT REQUIRED.

NO. W-007             WARRANT TO PURCHASE 50,000 SHARES OF

                              THE COMMON STOCK OF

                         ELEPHANT & CASTLE GROUP, INC.


                       WARRANT TO PURCHASE 50,000 SHARES

                                       OF

                                  THE COMPANY

                           Void after August 10, 1999

         This certifies that, for value received, Donald Weckstein, or registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from Elephant & Castle Group, Inc. (the "Company"), a corporation organized under the laws of the province of British Columbia, Canada, Fifty Thousant (50,000) shares of the Common Stock of the Company upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor.